Exhibit 10.7


                           CHANGE IN CONTROL AGREEMENT

AGREEMENT, made as of October 1, 2004, by and between VALLEY BANK, a banking corporation organized and existing by virtue of the laws of the State of Connecticut (the "Bank") and ANTHONY M. MATTIOLI (the "Employee").

WHEREAS, Employee is currently rendering services to the Bank as its Senior Vice President and Chief Lending Officer; and

WHEREAS, the Bank considers the performance and dedication of its management team to be significant for its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Bank; and

WHEREAS, the banking industry is a dynamic one with independent public institutions like the Bank subject to unexpected changes in ownership; and

WHEREAS, the performance by Employee of services to the Bank may be negatively affected by his uncertainty over the possibility of a change in ownership of the Bank and possible affect thereof on his employment with the Bank; and

WHEREAS, the Bank wishes to mitigate the fears of Employee regarding a potential Bank ownership change, so as to avoid a negative effect on his performance of services to the Bank, and in that interest the Bank desires to afford certain protection to Employee in the event of dismissal or substantial change in duties or compensation upon the occurrence of certain events as specified herein.

NOW, THEREFORE, to further the above recited corporate objective, and for other good and valuable consideration, the receipt and adequacy of which each party hereby acknowledges, the Bank and the Employee agree as follows:

1.    (a)   The term of this Agreement shall be from October 1, 2002 until
            December 31, 2004, subject to renewal and extension as provided for in subparagraph (1) (b) hereof. Such period, as from time to time renewed, is referred to herein as the "term hereof".

      (b) On each December 31st commencing in 2002 (a "Renewal Date"), this Agreement shall be automatically renewed for an additional year, so that after such extension,

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            this Agreement shall have a term ending three (3) years after such
            Renewal Date, unless prior to such Renewal Date either party hereto shall have given notice to the other that such renewal shall not take place (but no such notice shall have the effect of terminating this Agreement prior to the expiration of three (3) years from and after the Effective Date hereof); provided, however, that upon the occurrence of any Change in Control Event (as defined in paragraph 2 hereof) during the term hereof, this Agreement shall be automatically extended for the three year period following the date of Change of Control.

2. Should at any time there occur any one of the following events (any one of which shall be referred to as a "Change in Control Event):

      (a) Any person shall become the beneficial owner, directly or indirectly, of securities representing 20 percent or more of the combined voting power of the then outstanding securities of the Bank (as used in this subparagraph (a) , the term "beneficial ownership" shall have the meaning ascribed to that term from time to time under the rules and regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") (currently codified at 12 C.F.R.
            Section 335.403 or any similar, successor statute and rules); a "person" shall include any natural person, corporation, partnership, trust, association, or any group of persons, whose ownership of the Bank's securities would be required to be reported collectively pursuant to rules and regulations of the FDIC; and "affiliate" shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, pursuant to the rules and regulations of the FDIC;

      (b) The Bank shall be a party to any merger or consolidation with another corporation, association or business entity, which merger or consolidation shall be consummated or shall sell, exchange or transfer all or substantially all of its respective assets to some other person (as "person" is defined in subparagraph (a), above) , except in any such case in a transaction in which immediately after such merger or consolidation or such sale, exchange or transfer, the shareholders of the Bank, in their capacities as such and as a result thereof, shall own at least 50 percent in voting power of the then outstanding securities of the Bank or of any surviving corporation or business entity pursuant to any such merger (or of its parent), the consolidated corporation or business entity in any such consolidation or of all the persons or their parents to which such sale, exchange or transfer of assets is made; or

      (c)   The Bank shall cease to be a publicly owned corporation; or

      (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Bank shall have ceased for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Bank's shareholders, of each new director of the Bank was approved by a vote of at least two-thirds of the Directors of the Bank

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            then still in office who were Directors of the Bank at the beginning of such period, provided, that a majority of the Directors of the Bank, which majority is composed of Directors who were Directors before the occurrence of an event which would otherwise constitute a Change in Control Event (the "Continuing Directors"), together with any Directors whose election was approved by a majority of the Continuing Directors in office at that time, may specifically determine in the good faith exercise of their judgment that such event does not constitute a Change in Control Event because it is not likely to change the existing management, personnel or management policies of the Bank;

      then (i) if in any such case within three (3) years thereafter there shall be a termination of Employee's employment other than for Good Cause as defined in paragraph 3, or (ii) if within three (3) years thereafter the Employee terminates his employment for Good Reason as defined in paragraph 4, then in either such case the Bank shall, subject to the restriction contained in paragraph 5 hereof:

(A) within fifteen (15) days of such termination, make a cash payment to the Employee in an amount equal to three (3) times Employee's Annual Compensation as defined below in this paragraph less one dollar and minus any and all cash compensation that has actually been paid to Employee following the Change in Control Event by the Bank or its successor; and

(B) maintain and provide for a period ending at the earlier of (i) one (1) year after the date of termination of the Employee's employment, or (ii) the date of Employee's full-time employment by another employer (provided that Employee is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B), at a cost to Employee not greater than it would have been had he continued as an employee at the Bank), Employee's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (other than any retirement benefit plan, program or arrangement) in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans, programs and arrangements.

Unless otherwise prohibited under paragraph 5 hereof, in the event that the Employee's participation in any plan, program or arrangement as provided in subparagraph (B) above is barred, or any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, during such period the Bank shall arrange to provide Employee with, or reimburse Employee for his cost of obtaining, benefits substantially similar to those which the Employee was entitled to receive under such plans, programs and arrangements (other than any retirement benefit plan, program or arrangement) immediately prior to the date of termination. At the end of the period of coverage hereinabove provided for, the Employee shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Bank and relating specifically to the Employee.

      best interest of the Bank; provided that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Employee

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      received prior to such act or omission to act shall not be deemed to be willful.


4. For purposes of this Agreement, termination by the Employee of his employment for "Good Reason" shall mean:

      (a) The assignment of duties to the Employee by the Bank or a Subsidiary which (i) are materially inferior to the Employee's duties immediately prior to a Change in Control Event, or (ii) result in the Employee having significantly less authority and/or responsibility than he had prior to a Change in Control Event, without his express written consent; or

      (b) The removal of the Employee from, or any failure to reelect him to, the position(s) held by Employee immediately prior to a Change in Control Event, except in connection with a termination of his employment by the Bank or a Subsidiary for Good Cause; or

      (c) A reduction by the Bank or a Subsidiary of the Employee's base salary as in effect on the date of a Change in Control Event or as the same may be increased from time to time thereafter; or

      (d) The relocation of the Bank's principal executive offices to a location outside of the Bristol, Connecticut area, or the Bank's or a Subsidiary's requiring the Employee to be located anywhere other than the Bank's principal executive offices except for required travel on business to an extent substantially consistent with his business travel obligations at the time this Agreement was entered into, or, in the event the Employee consents to any such relocation of the Bank's executive offices, the failure by the Bank or a Subsidiary to pay (or reimburse him for) all reasonable moving expenses incurred by him relating to a change in his principal residence in connection with such relocation and to indemnify him against any loss realized in the sale of his principal residence in connection with any such change of residence; or

      For purposes of this Agreement, Employee's "Annual Compensation" shall be deemed to mean the greater of (i) the annual base salary and projected bonus compensation of Employee as in effect on the date of the occurrence of the Change in Control Event immediately preceding Employee's termination, or (ii) the annual base salary and projected bonus compensation of Employee as of the date of termination of Employee's employment. Employee's annual base salary for purposes of calculating Employee's Annual Compensation shall include any annual base salary paid to Employee by any Subsidiary (as defined in subparagraph 9(d) hereof).

3. For purposes of this Agreement, termination of the Employee by the Bank for "Good Cause" shall mean termination only by reason of one or more of the following occurrences:

      (a) His conviction, by a court of competent jurisdiction, of a crime involving moral

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            turpitude, whether or not committed during the term hereof; or

      (b) His commission of an act of fraud upon, or materially evidencing bad faith toward, the Bank; or

      (c) A willful breach by him of any material duty or obligation imposed upon him under the terms of his employment with the Bank, as to which breach the Bank shall have given him thirty (30) days' notice, and which breach shall not have been cured within such thirty-day period; or

      (d) His inability, by reason of physical or mental disability, to carry out the normal and usual duties of his employment for six (6) consecutive months. Such disability shall, in the event of a dispute between Employee and the Bank concerning Employee's physical or mental ability to perform his duties, be finally determined by a competent physician mutually agreeable to both parties; or

      (e) His breach of a fiduciary duty to the Bank or violation of any banking law or regulation.

      (f) For purposes of this paragraph 3, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that Employee's action or omission was in the best interest of the Bank; provided that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Employee received prior to such act or omission to act shall not be deemed to be willful.

4. For purposes of this Agreement, termination by the Employee of his employment for "Good Reason" shall mean:

      (a) The assignment of duties to the Employee by the Bank or a Subsidiary which (i) are materially inferior to the Employee's duties immediately prior to a Change in Control Event, or (ii) result in the Employee having significantly less authority and/or responsibility than he had prior to a Change in Control Event, without his express written consent; or

      (b) The removal of the Employee from, or any failure to reelect him to, the position(s) held by Employee immediately prior to a Change in Control Event, except in connection with a termination of his employment by the Bank or a Subsidiary for Good Cause; or

      (c) A reduction by the Bank or a Subsidiary of the Employee's base salary as in effect on the date of a Change in Control Event or as the same may be increased from time to time thereafter; or

      (d) The relocation of the Bank's principal executive offices to a location outside of the Bristol, Connecticut area, or the Bank's or a Subsidiary's requiring the

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            Employee to be located anywhere other than the Bank's principal executive offices except for required travel on business to an extent substantially consistent with his business travel obligations at the time this Agreement was entered into, or, in the event the Employee consents to any such relocation of the Bank's executive offices, the failure by the Bank or a Subsidiary to pay (or reimburse him for) all reasonable moving expenses incurred by him relating to a change in his principal residence in connection with such relocation and to indemnify him against any loss realized in the sale of his principal residence in connection with any such change of residence; or

      (e) The failure of the Bank of a Subsidiary to provide the Employer with substantially the same fringe benefits (including paid vacations) that were provided to him immediately prior to a Change in Control Event, or with a package of fringe benefits that, though one or more of such benefits may vary from those in effect immediately prior to a Change in Control Event, is substantially comparable in all material respects to such fringe benefits taken as a whole; or

      (f) The failure of the Bank or a Subsidiary to obtain the assumption of an agreement to perform this Agreement by any successor as contemplated in subparagraph 9(b)(ii) hereof.

5. Nothing in this Agreement shall be interpreted as requiring the Bank to make payments which would constitute a prohibited excess parachute payment pursuant to Section 280G of the Internal Revenue Code or which would be in violation of restrictions imposed, if any, pursuant to Section l8 of the Federal Deposit Insurance Act. The Employee expressly disclaims any right to a payment which would be so prohibited.

6. Employee acknowledges that he relies for the payments to be made to him hereunder solely upon the contractual obligations herein undertaken by the Bank and solely as a general creditor of the Bank. The parties acknowledge that Employee shall have no right to receive any payments or benefits except at the time, in the amounts, and in the manner herein provided, all of which are essential terms of this Agreement and essential considerations to the Bank in obligating itself to make the payments herein provided.

7. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

8. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

            To Employee:      Anthony Mattioli
                              36 Hidden Brook Dr.
                              Bristol,CT 06010

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            To the Bank:      Chairman Of The Board
                              Valley Bank
                              4 Riverside Ave.
                              Bristol, CT 06010

      Either party may change by notice the address to which notices to him or it are to be addressed.

9.    (a)   Employee shall not have any right to commute, encumber or dispose of the right to receive payment hereunder or of the right to receive any of the benefits provided for hereunder.

      (b) The Bank may: (i) remaining obligated with respect to this Agreement, cause its obligations hereunder to be performed by a Subsidiary or Subsidiaries, in whole or in part, and may, to the extent provided herein, cause Employee to be assigned duties with respect to any such Subsidiary or Subsidiaries; (ii) assign this Agreement and its right hereunder in whole, but not in part, to any bank, corporation or other entity with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its respective assets, if in any such case such bank, corporation or other entity shall by operation of law or expressly in writing assume all liabilities of the Bank hereunder as fully as if it had been originally named the Bank herein; but may not otherwise assign this Agreement or its rights hereunder.

      (c) THIS AGREEMENT DOES NOT CONSTITUTE AN AGREEMENT FOR THE EMPLOYMENT OF EMPLOYEE AND SHALL NOT GIVE EMPLOYEE ANY RIGHT TO BE RETAINED IN THE SERVICE OR EMPLOY OF THE BANK OR ANY SUBSIDIARY. THE BANK AND ITS SUBSIDIARIES RETAIN THE RIGHT TO DISCHARGE EMPLOYEE AT ANY TIME (PROVIDED THAT EMPLOYEE IS AN EMPLOYEE OF SUCH INSTITUTION) AT WILL, WITH OR WITHOUT CAUSE, AS IF THIS AGREEMENT HAD NEVER BEEN ENTERED INTO; PROVIDED, HOWEVER, THAT UPON ANY SUCH TERMINATION AND DISCHARGE FOLLOWING A CHANGE IN CONTROL EVENT EMPLOYEE SHALL BE ENTITLED TO THE BENEFITS OF THIS AGREEMENT, IF ANY, PAYABLE OR TO BE PROVIDED IN CONNECTION WITH SUCH TERMINATION.

      (d) For purposes of this Agreement, the term "Subsidiary" means a bank, corporation or other entity at least 50 percent of the total combined voting power of all classes of stock of which is owned by the Bank, either directly or through one or more subsidiaries.

      (e) Nothing herein contained shall affect the terms and conditions of any other written agreement between Employee and the Bank or any Subsidiary.

10. If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the applicability of such provision to any other circumstance.

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11.   This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


EMPLOYEE


By: /s/ Anthony M. Mattioli
    ----------------------------------------
       ANTHONY M. MATTIOLI


VALLEY BANK


By: /s/ Robert L. Messier, Jr.
    ----------------------------------------
       ROBERT L. MESSIER, JR., Its President